UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2715 Sarah Street Pittsburgh, Pennsylvania	15203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 663-0094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 14, 2014, WhereverTV Broadcasting Corporation engaged Terry Johnson, CPA as the Company’s independent registered public accounting firm to audit the Company's financial statements for the fiscal years ended December 31, 2012 and December 31, 2013, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2012 and December 31, 2013 and through the subsequent interim period to February 14, 2014, the Company did not consult Mr. Johnson with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Mr. Johnson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Section 8 – Other Events

Item 8.01 Other Events

WhereverTV Broadcasting Corporation (Registrant) received notification from the United States Patent and Trademark Office that the Registrant’s Patent Application 11/484,510, entitled “Global Interactive Program Guide Application & Device, was approved, issued US Patent Number 8,656,431, and published in the Official Gazette for Patents on February 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2014	WHEREVERTV BROADCASTING CORPORATION

By: /s/ Mark Cavicchia
Name: Mark Cavicchia
Title: Chief Executive Officer